UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Virginia Savings Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGINIA SAVINGS BANCORP, Inc.

June 23, 2009

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Virginia Savings Bancorp, Inc. to be held on Thursday, July 23, 2009 at 1:00 p.m. at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia.

The primary business of the meeting will be to elect three directors to serve for a three year term. We will also report to you on our progress during 2008 and our plans going forward.

We hope you will be with us on July 23rd. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Sincerely yours,

/S/ W. MICHAEL FUNK
W. Michael Funk President and Chief Executive Officer

VIRGINIA SAVINGS BANCORP, Inc.

600 Commerce Avenue

Front Royal, Virginia 22630

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 23, 2009

To Our Shareholders:

The Annual Meeting of Shareholders of Virginia Savings Bancorp, Inc. (the “Company”) will be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia, on Thursday, July 23, 2009 at 1:00 p.m. for the following purposes:

1. To elect three directors, each to serve a three year term; and

2. To transact such other business as may properly come before the meeting.

The Company has fixed May 31, 2009 as the record date for the Annual Meeting. Only holders of record of the Company’s common stock as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement of the meeting.

By Order of the Board of Directors

/S/ NOEL F. PILON
Noel F. Pilon, Secretary

Front Royal, Virginia

June 23, 2009

Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have already sent in your proxy card

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 23, 2009

The 2008 Annual Report to Shareholders, Proxy Statement for the 2009 Annual Meeting of Shareholders, and form of Proxy relating to the Annual Meeting are available at the Company’s web site: Virginiasavingsbank.com.

VIRGINIA SAVINGS BANCORP, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

July  23, 2009

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors of Virginia Savings Bancorp, Inc. for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, July 23, 2009 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. In this proxy statement, we refer to the Board of Directors as the “Board”, and to Virginia Savings Bancorp, Inc. as “we”, “us”, or the “Company”. The approximate mailing date of this proxy statement and accompanying proxy is June 23, 2009.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on May 31, 2009, the record date, will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof. On the record date, there were 1,899,994 shares of common stock outstanding and entitled to vote, held by approximately 557 shareholders of record. The Company has no other securities outstanding and entitled to vote at the Annual Meeting.

Each share of the Company’s common stock entitles the holder thereof to one vote on all matters presented at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to a matter.

Use and Revocation of Proxies

If the enclosed proxy is properly signed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If no instructions are given, each proxy will be voted for the three nominees for director, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

Execution of a proxy card will not affect your right to attend the meeting and to vote in person. Any shareholder who has executed and returned a proxy card and for any reason desires to revoke it may do so at any time before the proxy card is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The expenses of solicitation of proxies will be borne by the Company. Proxies are being solicited by mail, and also may be solicited by directors, officers and employees of the Company in person, by telephone or by mail. Directors, officers and employees of the Company will not receive special compensation for their solicitation activities. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Company’s common stock.

ELECTION OF DIRECTORS

PROPOSAL ONE

The articles of incorporation of the Company provide that the Board of Directors shall be divided into three classes which are as nearly equal as possible. The term of office for Class II directors will expire at the Annual Meeting. The three persons named immediately below, each of whom currently serves as a director of the Company will be nominated to serve Class II directors. If elected, the three nominees will serve until the Meeting of Shareholders held in 2012. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected. If for any reason one of the nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The table below presents information concerning the nominees and each director whose term continues. The Board of Directors recommends the nominees, as set forth below, for election and that you vote “FOR” these nominees.

Name (Age)	Served as Director Since (1)	Principal Occupation During the Last Five Years

2009 CLASS II (NOMINEES FOR ELECTION)

Webb R. Davis (78)	1987	President and Owner of Davis Paving Company, Front Royal, Virginia

W. Michael Funk (57)	1994	President and Chief Executive Officer of the Company since April, 2007; President of the Bank since November, 2007; Chief Executive Officer of the Bank since November, 1989; Executive Vice President from June, 1991 to November, 2007.

Francis D. Hall (79)	1977	Chairman of the Board of the Company since November, 2007; Retired; Former co-owner of Palace Cleaners and Bullock Quality Cleaners, Front Royal, Virginia

OTHER DIRECTORS NOT STANDING FOR RE-ELECTION AT THIS TIME

2010 CLASS III (Directors Serving until the 2010 Annual Meeting)

J. William Gilliam (72)	1971	Chairman of the Board of the Bank; Attorney in Private Practice in Virginia President of the Bank from 1984 to November, 2007 (not an employee).

David L. Wines (73)	1968	Owner of Wines Bookkeeping Service, Front Royal, Virginia.

2011 Class I (Directors Serving Until the 2011 Meeting)

Samuel J. Baggarly (66)	1968	Accountant in private practice, Front Royal, Virginia

Kent E. Coons (66)	1971	Self-employed real estate appraiser, Front Royal, Virginia

Arnold M. Williams, Sr. (71)	1968	Retired real estate appraiser, Front Royal, Virginia

(1)	Includes service as a director of Virginia Savings Bank, F.S.B. (the “Bank”)

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

The Company’s Board of Directors has determined that except for Messrs. Coons and Funk, each other director is considered to be an “independent director” within the director independence standards of the NASDAQ Stock Market LLC (the “NASDAQ”). In making this determination, the Board has concluded that none of the independent directors has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There is no family relationship between any directors, executive officers or persons nominated or chosen to become directors or executive officers. No director serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Board Meetings and Committees

In November 2007, the Bank reorganized into the holding company form of organization (the “reorganization”). The board and committee information contained in this proxy statement includes information on our organization as a stand-alone bank and as a holding company since 2007.

Each director is expected to devote sufficient time, energy and attention to ensure performance of the director’s duties, including attendance at Board of Directors and committee meetings. There were 16 meetings of the Board of Directors held during the year ended December 31, 2008, including Bank and Company meetings. Each director attended greater than 75% of the total number of meetings of the Board and its committees on which he served during 2008. Directors are encouraged to attend the 2009 Annual Meeting of Shareholders.

The Board of Directors has an Executive Committee, an Audit Committee, a Salary and Personnel Committee, and a Nominating Committee.

Executive Committee. The Executive Committee of the Bank’s Board of Directors, on which the entire Board of Directors serves, met on 12 occasions in 2008, and to the extent permitted, has been empowered to exercise all the authority vested in the Board of Directors between meetings of the Board of Directors.

Audit Committee. The Company has an Audit Committee composed of Messrs. Baggarly, Davis, Gilliam and Wines. Each of these directors is considered an “independent director” within the NASDAQ director independence standards and meets the definition of “independent” as defined under the Securities and Exchange Commission’s Rule 10A-3. Information regarding the functions performed by the committee, its membership, and the number of meetings is set forth in the “Report of The Audit Committee” included in this proxy statement. The Audit Committee’s charter was attached to the Company’s 2008 proxy statement as Appendix A. The Board of Directors of the Company has determined that it has an “audit committee financial expert” as that term is defined by the regulations of the Securities and Exchange Commission (“SEC”). Director Samuel J. Baggarly, chairman of the Audit Committee, is the Bank’s audit committee financial expert and is considered independent within the meaning of the regulations of the SEC. The Audit Committee met 6 times in 2008.

Salary and Personnel Committee. The Salary and Personnel Committee consists of Messrs. Hall, Williams and Wines. It is responsible for reviewing and making recommendations with respect to the compensation of the officers of the Company and Bank. Such committee, which does not have a charter, did not meet during the past fiscal year.

Nominating Committee and Procedures. The Company does not have a standing nominating committee. The Board believes that it does not need a separate nominating committee because a majority of the directors are independent and that shareholders are best served by having such directors participate in the selection of board nominees.

In its capacity as the nominating committee, the Board of Directors will accept for consideration shareholder nominations for directors if made in writing to the Secretary of the Company at least 20 days prior to the date of an annual meeting. Shareholder nominations for new directors must include the name, age, business and personal addresses of the nominee, the nominee’s principal occupation for the last five years, the number of shares of Company common stock beneficially owned by the nominee, and any other information related to the nominee that is required to be disclosed in proxies for the election of directors under the regulations of the Exchange Act. The above procedures are in addition to the procedures regarding inclusion of shareholder proposals in proxy materials set forth in “Shareholder Proposals” in this proxy statement.

The Company does not have any specific minimum qualifications that must be met by a nominee and does not distinguish between nominees recommended by Board members or by shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. The Board will consider the nominee’s character and integrity and evaluate such factors as his or her education, business experience and knowledge of the banking industry. The Board will also evaluate the nominee’s willingness and ability to devote the necessary time and effort to objectively represent the shareholders’ interests as a director. In connection with the nominating process, the Board met once in 2008.

Shareholder Communications with the Board

The Board does not have a formal policy regarding shareholder communications with the Board of Directors. Any shareholder who wishes to communicate directly with the entire Board or with a director of the Company may do so by writing to the Board of Directors c/o Noel F. Pilon, Secretary, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

Director Compensation

Our directors were compensated for their serving as directors of the Company and the Bank. During 2008, directors who were not full-time employees of the Bank were paid fees for each board and committee meeting attended. The Bank also pays group life and health insurance for the directors, the 2008 premiums of which are reflected in the director compensation table below as “All Other Compensation.” In consideration of the Company’s financial performance during 2008, the Board elected to reduce its meeting fees effective June 1, 2008. The following table reflects the 2008 meeting fees schedule:

Director Meeting Fee Table:

	June to May	January to December
Bank board meetings	$550	$350
Company board meetings	200	200
Executive committee meetings	200	150
All other committee meetings	150	100

Director Compensation Table:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Samuel J. Baggarly	$12,500	$8,890	$21,390
Kent E. Coons	12,650	15,808	28.458
Webb R. Davis	13,100	9,556	22,656
J. William Gilliam	12,800	16,606	29,406
Francis D. Hall	11,650	10,759	22,409
Arnold M. Williams, Sr.	12,550	16,553	29,103
David L. Wines	12,450	17,009	29,459

Related Party Transactions

Certain directors and officers of the Company and the Bank and members of their immediate families, and corporations, partnerships and other entities with which such persons are affiliated are customers of the Bank. As such, these persons and entities had transactions with the Bank during 2008. All loans and commitments to loan by the Bank to such persons and entities were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. The Company expects to have in the future similar banking transactions with directors, officers and persons or entities related to them. The aggregate balance of loans outstanding to directors and officers of the Company and Bank, their family members and affiliates was approximately $1,001,800 on December 31, 2008.

Mr. Kent E. Coons provides real estate appraisal and inspection services to the Bank. Mr. Coons received $52,560 in 2008 and $76,435 in 2007 for these services. During 2008, Mr. Coons was the only director providing services to the Bank during those years. Management anticipates that Mr. Coons will continue to provide services to the Bank in the future. The fees paid for the above stated services are comparable to amounts which would have otherwise been charged by unrelated parties.

Executive Officers who are not Directors

The following provides information on our executive officers who do not serve as directors of the Company:

Noel F. Pilon. Mr. Pilon, 71, has been Senior Vice President and Chief Financial Officer of the Company since April, 2007. Mr. Pilon joined the Bank in October 1989 as Vice President and Chief Financial Officer, and has served as Senior Vice President and Chief Financial Officer since June 1991.

Theresa B. Catlett. Ms. Catlett, 49, has been Senior Vice President of the Bank since June 1995. Ms. Catlett joined the Bank in 1984.

Code of Ethics

The Company has a Code of Ethics that applies to the Company’s principal executive officer and principal accounting officer. A request for a copy of the Company’s Code of Ethics can be made in writing to Mr. Noel F. Pilon, Secretary, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with Beard Miller Company LLP, the Company’s independent accountants for 2008, that firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The committee also reviewed the matters that are required to be discussed by Statement of Auditing Standards 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held 6 meetings during 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. As of the date of this proxy statement, the Committee had not completed its formal selection process for the independent auditors to audit its financial statements for 2009. The Committee anticipates that it will select Beard Miller Company LLP to continue as the Company’s independent auditors.

Members of the Audit Committee Of Virginia Savings Bancorp, Inc.

Samuel J. Baggarly, Chairman

Webb R. Davis

J. William Gilliam

David L. Wines

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Company’s consolidated financial statements for the year ended December 31, 2008 were audited by Beard Miller Company LLP. Fees paid for audit services during the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Audit fees	$102,194	$75,251
Audited related fees	—	—
Tax fees	5,333	4,476
All other fees	—	—

Total Fees	$107,527	$79,727

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement. The Company’s Audit Committee reviewed the fees paid to auditors and considered whether the provision of non-audit services was compatible with maintaining the auditor’s independence. The Audit Committee concluded that the non-audit services provided by auditors did not give rise to a conflict of interest situation. Beard Miller advised the Company that neither the firm nor any of its partners nor employees have any relationships with the Company or its subsidiary.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth as of May 31, 2009, certain information on the shares of the Company’s common stock beneficially owned by (i) each shareholder that owns more than 5% of the outstanding shares of the common stock (ii) each director and director nominee of the Company, (iii) each named executive officer in the Summary compensation Table on page 10 and (iv) all directors, director nominees and executive officers of the Company as a group. The mailing address for the directors and executive officers of the Company is 600 Commerce Avenue, Front Royal, Virginia 22630.

	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Sara S. D’Amato (2)
Executrix of the Estate of
Ronald s. Gilliam
2309 Upper Green Place
Virginia Beach, Virginia	202,802	(3)	10.7%

Director and Named Executive Officers:
Samuel J. Baggarly	67,000		3.5%
Kent E. Coons	68,854	(3)	3.6
Webb R. Davis	116,540	(3)	6.1
W. Michael Funk	16,016	(3)	(4)
J. William Gilliam	165,550	(3)	8.7%
Francis D. Hall	150,000	(3)	7.9
Noel F. Pilon	-0-		0
Arnold M. Williams, Sr.	58,608	(3)	3.1
David L. Wines	64,804	(3)	3.4

All directors and executive officers as a group (10 persons)	710,052	(3)	37.4%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Ms. D’Amato is the niece of J. William Gilliam, a director of the Company.
(3)	Includes shares held by affiliated corporations, by immediate family members sharing the same household, and shares held jointly with spouses or as custodians or trustees with respect to each of the individuals in this table, as follows: Ms. D’Amato, 198,514 shares; Mr. Coons, 57,288 shares, Mr. Davis, 3,860 shares; Mr. Funk, 14,416 shares; Mr. Gilliam 165,550 shares; Mr. Hall, 150,000 shares; Mr. Williams, 58,528 shares; and Mr. Wines, 60,292 shares.
(4)	Represents less than 1% of the Company’s common stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. Prior to the reorganization, such officers and directors were required to file similar reports with the Office of Thrift Supervision. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, all directors and executive officers of the Company complied with all such filing requirements during 2008.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The executive officers of the Company are compensated by the Bank. No officer receives compensation from the Company. The following table sets forth the total compensation paid to or accrued by the Bank for W. Michael Funk, the Company’s President and Chief Executive Officer, and Noel F. Pilon, the Company’s Senior Vice President and Chief Financial Officer during the years indicated. No other executive officers of the Company had total compensation in 2008 which exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	All Other Compensation (2)	Total
W. Michael Funk	2008	$162,412	-0-	$13,897	$176,309
President and Chief	2007	164,598	$5,000	17,972	187,570
Executive Officer

Noel F. Pilon	2008	$98,316	-0-	$17,750	$116,066
Senior Vice President and Chief Financial Officer	2007	97,213	$2,000	16,806	116,019

(1)	Consists of discretionary bonuses earned in the years indicated and paid in March of the following year.
(2)	Consists of, for 2008, (i) $11,897 and $11,000 in health insurance premiums paid by the Bank on behalf of Messrs. Funk and Pilon; (ii) a $2,000 and $1,950 matching contribution made by the Bank to the 401(k) plan accounts of Messrs. Funk and Pilon; and (iii) $4,800 in corporate secretary fees paid by the Bank to Mr. Pilon.

Bonuses paid to all executive officers of the Company are based on the employee’s performance, as assessed by the Salary and Personnel Committee.

Executive Compensation Discussion

The Company’s executive compensation program is designed to (i) attract and retain key executives critical to the success of the Company; (ii) integrate performance and compensation with the short and long-term strategic plans of the Company; (iii) reward performance with respect to achieving the Company’s goals; and (iv) align the interest of the executives with the long-term interest of shareholders. The compensation program of the Company for its executive officers is generally administered at the direction of the Salary and Personnel Committee and is reviewed annually. All compensation is paid through the Bank.

In determining executive compensation, the Salary and Personnel Committee reviews all elements of each officer’s total compensation and considers both objective and subjective criteria. With respect to the objective portion of the performance evaluation, the committee specifically considers certain financial performance measures of the Company, including but not limited to, net income and return on equity. As to the subjective component, the Salary and Personnel Committee considers the executive’s level of responsibility and performance, and the individual’s contribution in achieving the Company’s long-term mission.

The Salary and Personnel Committee considers input from the Chief Executive Officer with respect to executive officers who report to him and makes appropriate recommendations to the Board of Directors. In determining the Chief Executive Officer’s compensation, the committee used the same objective and subjective measures previously discussed and their subjective assessment of the Chief Executive Officer’s contribution to the overall success of the Company.

Employment Agreements and Termination or Change in Control Agreements

Employment Agreement. On January 1, 2005, the Bank entered into an employment agreement with W. Michael Funk, its Executive Vice President and Chief Executive Officer. The employment agreement has an initial three year term and renews automatically each year to maintain a three year term unless either party elects not to renew the agreement prior to the renewal date. The agreement provides for an annual base salary of $125,000, which may be adjusted annually by the Board of Directors (but not below the base salary), and an annual cash bonus in such amounts as may be determined by the Board.

Pursuant to the terms of the agreement, the Bank may terminate Mr. Funk’s employment at any time for “cause” (as defined in the agreement) without incurring any additional obligations. If the Bank terminates his employment for any reason other than for “cause” or if he terminates his employment for “good reason” (as defined in the agreement), the Bank will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement will terminate in the event that there is a change in control of the Bank, at which time the change in control agreement described below between the Bank and Mr. Funk will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

Change in Control Agreement. On January 1, 2005, the Bank also entered into an agreement with Mr. Funk that becomes effective upon a change in control of the Bank. Under the terms of this agreement, the Bank or its successor agrees to continue to employ Mr. Funk for a term of three years after the date of a change in control. During the term of the contract, Mr. Funk will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus at least equal to the highest bonus paid to Mr. Funk in any of the two years prior to the change in control. If his employment is terminated during the three years other than for “cause” or “disability” (as defined in the agreement), or if Mr. Funk should terminate employment (i) because a material term of his contract is breached by the Bank or its successor or (ii) through his voluntary termination during the 90-day period following the one-year anniversary of the change in control, he will be entitled to a lump sum payment, in cash, within 30 days after the date of termination, equal to 2.9 times the sum of his base salary, annual bonus and equivalent benefits.

In connection with the reorganization, the Company became a party to such agreements.

Benefits

401(k) Profit Sharing Plan. The Bank maintains a 401(k) profit sharing plan which is designed to promote the future economic welfare of the employees of the Bank and to encourage employee savings. Employee deferrals of salary and employer contributions made under the 401(k) plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants, and is made available to the employee participants upon retirement and under certain other circumstances as provided in the plan. Since employee deferrals of salary and employer contributions made under the 401(k) plan are made on a tax deferred basis, employee participants are able to enjoy income tax savings by participating in the 401(k) plan.

An employee of the Bank becomes eligible to participate in the 401(k) plan on the entry date, defined as the first day in a calendar month nearest the date he or she completes three months of service, provided he or she is at least age 21. Participants may elect to defer amounts up to 100% of their annual compensation to the 401(k) plan, subject to the limits imposed by law, which was $15,500 for 2008. The Bank makes matching contributions equal to 50% of the first 6% of compensation deferred and may make additional discretionary matching contributions. The Bank may also make discretionary profit sharing contributions, allocated to eligible employees on the basis of relative compensation, or “qualified non-elective contributions” allocated on the basis of relative compensation but only to eligible non-highly compensated employees.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other business to come before the Annual Meeting other than the matters described above. However, if any other matter should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS

The bylaws of the Company provide that for a shareholder to bring new business before an annual meeting the proposal must be stated in writing and filed with the Secretary of the Company at least 20 days before the date of the annual meeting. To be considered for inclusion in the Company’s proxy statement relating to the 2010 Annual Meeting of Shareholders, a shareholder proposal must be received no later than February 23, 2010 and comply with the Company’s bylaws. To be considered for presentation at such meeting, although not included in the Company’s proxy statement, a shareholder proposal must comply with the Company’s bylaws and must be delivered to the Company at least 20 days before the date of the 2010 Annual Meeting of Shareholders. We have not set a date for the 2010 Annual Meeting, but we anticipate that it will take place in late May 2010. We urge you to send all proposals of this kind by certified mail, return receipt requested, to the attention of the Company’s Secretary, Mr. Noel F. Pilon, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

ANNUAL REPORT

Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of the Company’s 2008 Annual Report on Form 10-K that was filed with the SEC pursuant to the provisions of the Exchange Act. Such written requests should be directed to Mr. Noel F. Pilon, Chief Financial Officer, Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

REVOCABLE PROXY

VIRGINIA SAVINGS BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Arnold M. Williams, Sr. and J. William Gilliam, or either of them, as proxies, with power of substitution in each, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Virginia Savings Bancorp, Inc. (the “Company”) held of record by the undersigned at the close of business on May 31, 2009, at the Annual Meeting of Shareholders to be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on July 23, 2009, at 1:00 p.m., or any adjournment or postponement thereof, for the following purposes:

1.	To elect the individuals named below as directors of the Company for a term of three years.

☐ FOR	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

Webb R. Davis

W. Michael Funk

Francis D. Hall

Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write nominee(s’) name(s) in the space provided below.

2.	In their discretion, to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

The Board of Directors recommends a vote “FOR” proposal 1.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Note: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy, if properly executed and delivered, will revoke all previous proxies.

Signature	Signature

____________________________, 2009	____________________________, 2009
Date	Date

I plan ☐ , do not plan ☐ , to attend the 2009 Annual Meeting.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY